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                                                                     EXHIBIT 4.5

                      AMENDMENT TO SUBSCRIPTION AGREEMENT


This amendment to subscription agreement is made and entered into as of October 30, 1998, by and between IAS Communications, Inc., an Oregon corporation, (the "Company") and Augustine Fund, L.P. ("Subscriber").

WHEREAS, the parties have previously made and entered into a Subscription Agreement dated as of July 15, 1998 (the "Subscription Agreement") whereby the Subscriber agreed to purchase up to ten Units, as defined in the Subscription Agreement, from the Company and the Company agreed to sell such Units to Subscriber, and

WHEREAS, the parties desire to amend the Subscription Agreement according to the terms and conditions contained herein.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.   The Subscription Agreement is hereby amended in the following respects:

     a.   Section 1 (b) (ii) is amended to read in full as follows:

               "(i)   The second Unit shall be payable at such date as the
Company shall advise the Subscriber on not less than five (5) nor more than ten
(10) business days' written notice, which notice may not be given earlier than the sixtieth (60th) day after the effective date of the Initial Registration Statement, as defined in Paragraph 7 of this Agreement; provided, however, that if the Initial Registration Statement shall not have been declared effective by the Commission six months from the Initial Closing Date, the Subscriber's obligations to purchase additional Units shall terminate."

     b.   Section 2 (h) is hereby deleted in its entirety.

     c.   Section 5 (b) (ii) is hereby amended to read in full as follows:

               "(ii) The Initial Registration Statement and any Subsequent Registration Statement shall have been declared effective by the Commission, all Shares issuable upon conversion of any outstanding Debenture and upon exercise of any outstanding Warrant issued on such Subsequent Closing Date shall have been registered, no stop order shall be pending or shall have been threatened with respect to any Registration Statement, and no event shall have occurred which could in any manner prohibit the use of any Registration Statement to sell any of the Shares."

     d.   Section 7 (a) is hereby amended to read in full as follows:

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               "(a)  The Company shall (i) file or cause to be filed with the
Commission, not later than thirty (30) days after the Initial Closing Date, a registration statement (the "Initial Registration Statement") on Form S-3 or Form S-1 providing for the sale by the Subscriber of all of the Shares and (ii) use its best efforts to have the Initial Registration Statement declared effective by the Commission not later than ninety (90) days from the Initial Closing Date, time being of the essence. The Company shall also (i) file or cause to be filed with the Commission, not later than thirty (30) days after each Subsequent Closing Date, a registration statement (the "Subsequent Registration Statements") (the Initial Registration Statement and the Subsequent Registration Statements together the "Registration Statements") on Form S-3 or Form S-1 providing for the sale by the Subscriber of all of the Shares and (ii) use its best efforts to have the Subsequent Registration Statements declared effective by the Commission not later than ninety (90) days from each Subsequent Closing Date, time being of the essence. The Registration Statements shall register a sufficient number of shares of Common Stock to cover the maximum possible number of shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants. The Registration Statements shall cover the issuance of the Shares and the sale by the Subscriber or the Subscriber's transferee in the manner or manners designated by the Subscriber. The Company agrees to keep the Registration Statements continuously effective until all of the Shares have been sold. References in this Paragraph 7 to the Subscriber shall include, in addition to the Subscriber, any holder of the Shares or the Securities, other than pursuant to the Registration Statements. Such Shares shall be registered regardless of whether, at the effective date of any Registration Statement, the Debentures shall have been converted or the Warrants shall have been exercised."

2. All other terms and conditions of the Subscription Agreement shall remain in full force and effect.

                                   IAS COMMUNICATIONS, INC.



                                   By:______________________________________
                                      John G. Robertson, President


                                   AUGUSTINE FUND, L.P.



                                   By:______________________________________

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